UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2012

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida		33772

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2012, Chairman of the Board Gerald M. Benstock notified the Company that he will be stepping down from his position as Chairman of the Board after 62 years of service to the Company effective June 30, 2012, and will continue to serve as a director for the remainder of his term. Mr. Benstock does not intend to stand for re-election to the Board at the next Annual Meeting of Shareholders.

Effective July 1, 2012, Mr. Sidney Kirschner, a current independent member of the Board, will be appointed as the Chairman of the Board.

A copy of the press release relating to the matters described under this Item 5.02 is attached as Exhibit 99.1.

Item 8.01. Other Events.

On June 21, 2012, the Company issued a press release announcing the management changes described in Item 5.02 of this Form 8-K, which is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

SUPERIOR UNIFORM GROUP, INC.

Date: June 21, 2012

By: /s/ Andrew D. Demott, Jr.

Andrew D. Demott, Jr.

Executive Vice President, Chief Financial Officer

and Treasurer